EXHIBIT 10.1.5 SEMI-ANNUAL AGGREGATE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT Issued to Dakota Fire Insurance Company EMCASCO Insurance Company Illinois EMCASCO Insurance Company

Effective: January 1, 2016 2 of 16 SEMI-ANNUAL AGGREGATE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT TABLE OF CONTENTS Article Page Preamble 3 1 Agreement 4 2 Retentions and Limits 4 3 Term (Continuous Contract) 5 4 Commutation 5 5 Territory 5 6 Exclusions 5 7 Trade and Economic Sanctions 5 8 Premium 6 9 Definitions 6 10 Commencement & Termination 8 11 Extra Contractual Obligations/Excess of Policy Limits 8 12 Net Retained Liability 9 13 Original Conditions 10 14 No Third Party Rights 10 15 Disputes 10 16 Jurisdiction 10 17 Currency 10 18 Indemnification and Errors and Omissions 11 19 Insolvency 11 20 Savings/Severability 12 21 Offset 12 22 Governing Law 12 23 Entire Agreement 12 24 Non-Waiver 12 25 Joint & Several Liability 13 26 Mode of Execution 13 Company Signing Block 14 Attachments Nuclear Incident Exclusion Clause - Physical Damage - Reinsurance - U.S.A. 15

Effective: January 1, 2016 3 of 16 SEMI-ANNUAL AGGREGATE CATASTROPHE EXCESS OF LOSS REINSURANCE CONTRACT This Semi-Annual Aggregate Catastrophe Excess of Loss Reinsurance Contract (the “Contract”) is hereby made by and between Employers Mutual Casualty Company ("EMCC") as the Reinsurer and Dakota Fire Insurance Company, EMCASCO Insurance Company, and Illinois EMCASCO Insurance Company (collectively, the “Companies”) as the Reinsureds.

Effective: January 1, 2016 4 of 16 ARTICLE 1 AGREEMENT The Reinsureds agree to cede and the Reinsurer (EMCC) agrees to accept premium and liability that may accrue as a result of all Ultimate Net Loss to the extent further defined as follows involving loss or losses caused by any natural or man caused perils, on business in force at the inception date of this Contract, or written or renewed during the term of this Contract, subject to the terms and conditions herein contained. ARTICLE 2 RETENTIONS AND LIMITS A. The Reinsureds’ retention and the Reinsurer’s liability for all Ultimate Net Loss arising out of Cat Loss Occurrences will vary during each applicable Contract Year on a semi-annual basis as follows: 1. First Half Retention and Limit. o For the first six months (January 1 through June 30) of each Contract Year, the Reinsureds collectively will retain the first Twenty Million Dollars ($20,000,000.00) of all Ultimate Net Loss arising out of Cat Loss Occurrences during those six months (the “First Half Catastrophe Aggregate Retention”). o For the first six months (January 1 through June 30) of each Contract Year, the Reinsurer will be liable for 100% of all Ultimate Net Loss arising out of Cat Loss Occurrences above the First Half Catastrophe Aggregate Retention, up to a limit of Twenty-Four Million Dollars ($24,000,000.00) during those six months (the “First Half Catastrophe Aggregate Limit”). 2. Second Half Retention and Limit. o For the last six months (July 1 through December 31) of each Contract Year, the Reinsureds collectively will retain the first Fifteen Million Dollars ($15,000,000.00) of all Ultimate Net Loss arising out of Cat Loss Occurrences during those six months (the “Second Half Catastrophe Aggregate Retention”). o For the last six months (July 1 through December 31) of each Contract Year, the Reinsurer will be liable for 100% of all Ultimate Net Loss arising out of Cat Loss Occurrences above the Second Half Catastrophe Aggregate Retention, up to a limit of Twelve Million Dollars ($12,000,000.00) during those six months (the “Second Half Catastrophe Aggregate Limit”).

Effective: January 1, 2016 5 of 16 ARTICLE 3 TERM (CONTINUOUS CONTRACT) This Contract shall take effect at 12:01 A.M. on January 1, 2016, for Cat Loss Occurrences commencing during the term of this Contract, and shall remain in effect for each Contract Year thereafter until cancelled. ARTICLE 4 COMMUTATION Commutation of amounts due under this Contract will be accomplished through mutual agreement of the parties within 2 years of the Contract inception, and subsequent annual renewal(s). ARTICLE 5 TERRITORY The territorial limits of this Contract shall be identical to the territory limits of the Policies. ARTICLE 6 EXCLUSIONS This Contract shall not apply to and specifically excludes: A. Loss or damage occasioned by war, invasion, hostilities, acts of foreign enemies, civil war, rebellion, insurrection, military or usurped power, martial law or confiscation by order of any government or public authority, but not excluding loss or damage which would be covered under a standard policy form containing a standard war exclusion. B. Mold, other than as a result of a covered peril. ARTICLE 7 TRADE AND ECONOMIC SANCTIONS Whenever potential coverage provided by this Contract is considered in violation of any applicable economic or trade sanctions, any such coverage will be modified to conform to applicable law.

Effective: January 1, 2016 6 of 16 ARTICLE 8 PREMIUM A. The Reinsureds shall collectively pay the Reinsurer a premium of Six Million Three Hundred Ten Thousand Dollars ($6,310,000.00) for the January 1 through June 30 catastrophe aggregate coverage set out in Article 2 Section A.1 of the Contract for each Contract Year the Contract remains in place (the “First Half Catastrophe Aggregate Premium”). The First Half Catastrophe Aggregate Premium may be renegotiated on an annual basis and will be split evenly between Quarter 1 (January 1 through March 31) and Quarter 2 (April 1 through June 30) of the Contract Year. The First Half Catastrophe Aggregate Premium is to be paid in two equal installments, the first installment due in April and the second installment due in July. Balances will be settled during the duration of the Contract via intercompany balance transfers. B. The Reinsureds shall collectively pay the Reinsurer a premium of One Hundred Million Five Hundred Thirty Thousand Dollars ($1,530,000.00) for the July 1 through December 31 catastrophe aggregate coverage set out in Article 2 Section A.2 of the Contract for each Contract Year the Contract remains in place (the “Second Half Catastrophe Aggregate Premium”). The Second Half Catastrophe Aggregate Premium may be renegotiated on an annual basis and will be split evenly between Quarter 3 (July 1 through September 30) and Quarter 4 (October 1 through December 31) of the Contract Year. The Second Half Catastrophe Aggregate Premium is to be paid in two equal installments, the first installment due in October and the second installment due in January. Balances will be settled during the duration of the Contract via intercompany balance transfers. C. The Reinsureds shall furnish the Reinsurer with such information as may be required by the Reinsurer for completion of its financial statements. ARTICLE 9 DEFINITIONS A. 1. “Ultimate Net Loss” means the catastrophe losses assumed by the Reinsureds from the EMC Pooling Agreement, or which the Reinsureds otherwise become liable to pay. Such loss includes Loss Adjustment Expense, any Extra Contractual Obligations, and any Loss in Excess of Policy Limits as defined in the Extra Contractual Obligations/Excess of Policy Limits Article for any Cat Loss Occurrence, less any unaffiliated reinsurance recoveries received from parties providing reinsurance coverage to the pool participants. 2. Salvages and all recoveries (including amounts due from all other reinsurance contracts that inure to the benefit of this Contract, whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

Effective: January 1, 2016 7 of 16 3. All salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto. 4. The Reinsureds shall be deemed to be “liable to pay” their portion of a loss when a judgment has been rendered that the pool participants do not plan to appeal, and/or the pool participants have obtained a release, and/or the pool participants have accepted a proof of loss. 5. Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Reinsureds’ Ultimate Net Loss has been ascertained. B. “Loss Adjustment Expense” means costs and expenses assumed by the Reinsureds in connection with the investigation, appraisal, adjustment, settlement, litigation, defense or appeal of a specific claim or loss, or alleged loss, including but not limited to: 1. court costs; 2. costs of supersedeas and appeal bonds; 3. monitoring counsel expenses; 4. legal expenses and costs incurred in connection with coverage questions and legal actions connected thereto, including but not limited to declaratory judgment actions; 5. post-judgment interest; 6. pre-judgment interest, unless included as part of an award or judgment; 7. a pro rata share of salaries and expenses of EMCC’s field employees, calculated in accordance with the time occupied in adjusting such loss, and expenses of other EMCC employees who have been temporarily diverted from their normal and customary duties and assigned to the field adjustment of losses covered by this Contract, to the extent such salaries and expenses have been specifically allocated to a claim file; and 8. subrogation, salvage and recovery expenses. “Loss Adjustment Expense” does not include salaries and expenses of EMCC’s employees, except as provided in subparagraph (7) above, and office and other overhead expenses. C. 1. “Cat Loss Occurrence(s)” shall mean any one accident, casualty, disaster, or occurrence or series of accidents, casualties, disasters or occurrences arising out of or following from one event and coded as such in EMCC’s claims and/or accounting system records. 2 A "Cat Loss Occurrence" must be composed of more than one Policy. D. “Contract Year” means the period from January 1, 2016 through December 31, 2016, and each respective 12-month period thereafter that this Contract continues in force shall be a separate Contract Year. If this Contract is terminated, however, the final Contract Year shall be from the beginning of the then current Contract Year through the date of termination. In the event

Effective: January 1, 2016 8 of 16 this Contract expires or is terminated on a run-off basis, the run-off period shall be considered part of the Contract Year ending on the date of expiration or termination. E. “Policy(ies)” means any binder, policy, or contract of insurance issued, accepted or held covered provisionally or otherwise, by or on behalf of one of the pool participants. F. When used in reference to the Reinsureds, the term “collectively” or “collective” refers to the Reinsureds’ total obligations or benefits as a group. In such situations, the Reinsureds shall share the obligations and/or benefits of this Contract according to the ratio of each Reinsured’s participation percentage set out in the pooling agreement with EMCC to the aggregate percentage participation of the Companies. These participation percentages are subject to change, and any changes to the participation percentages of the Reinsureds will apply to this Contract. G. The terms “EMC Pooling Agreement” or “pooling agreement” refers to the agreement under which EMCC’s subsidiary and affiliate property and casualty insurance companies (the “pool participants”) each cede to EMCC all of their insurance business, and assume from EMCC an amount equal to their respective participation percentages in the pool. ARTICLE 10 COMMENCEMENT AND TERMINATION A. This Contract shall take effect at 12:01 A.M. on January 1, 2016, applying to losses occurring, or claims made, as applicable, during the term of this Contract, and shall remain in force for an indefinite period, but may be terminated on any January 1 by either party giving to the other party 90 days prior notice. B. At termination of this Contract, the Reinsurer shall be released from liability for losses occurring after termination. C. In the event that this Contract is terminated for any reason, the Reinsurer shall notify the Iowa Insurance Division and the North Dakota Insurance Department. ARTICLE 11 EXTRA CONTRACTUAL OBLIGATIONS/EXCESS OF POLICY LIMITS A. This Contract shall cover Extra Contractual Obligations, as provided in the definition of Ultimate Net Loss. “Extra Contractual Obligations” shall be defined as those liabilities not covered under any other provision of this Contract and that arise from the handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by a pool participant to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, or in the preparation of the defense or in the trial of any action against its insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action.

Effective: January 1, 2016 9 of 16 B. This Contract shall cover Loss in Excess of Policy Limits, as provided in the definition of Ultimate Net Loss. “Loss in Excess of Policy Limits” shall be defined as Loss in excess of the Policy limit, having been incurred because of, but not limited to, failure by a pool participant to settle within the Policy limit or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement, or in the preparation of the defense or in the trial of any action against its insured or reinsured, or in the preparation or prosecution of an appeal consequent upon such action. C. An Extra Contractual Obligation and/or Loss in Excess of Policy Limits shall be deemed to have occurred on the same date as a loss covered under the pool participants’ Policies, and shall constitute part of the original loss. D. For the purposes of the Loss in Excess of Policy Limits coverage hereunder, the word “Loss” shall mean any amounts for which a pool participant would have been contractually liable to pay had it not been for the limit of the original Policy. E. Loss Adjustment Expense in respect of Extra Contractual Obligations and/or Loss in Excess of Policy Limits shall be covered hereunder in the same manner as other Loss Adjustment Expense. F. However, this Article shall not apply where the loss has been incurred due to final legal adjudication of fraud of a member of the Board of Directors or a corporate officer of a pool participant acting individually, collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder. G. In no event shall coverage be provided to the extent not permitted under law. H. Any recoveries from unaffiliated insurance coverage for insurance professional liability will inure to the benefit of the Reinsurer. ARTICLE 12 NET RETAINED LIABILITY A. This Contract applies only to that portion of any loss that the Reinsureds retain net for their own accounts. B. The amount of the Reinsurer’s liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Reinsureds to collect from any other reinsurer(s), whether specific or general, any amounts that may have become due from such reinsurer(s), whether such inability arises from the insolvency of such other reinsurer(s) or otherwise.

Effective: January 1, 2016 10 of 16 ARTICLE 13 ORIGINAL CONDITIONS All reinsurance under this Contract shall be subject to the same terms, conditions, waivers and interpretations, and to the same modifications and alterations as the respective Policies of the pool participants. However, in no event shall this be construed in any way to provide coverage outside the terms and conditions set forth in this Contract. ARTICLE 14 NO THIRD PARTY RIGHTS This Contract is solely between the Reinsureds and the Reinsurer, and in no instance shall any insured, claimant or other third party have any rights under this Contract except as may be expressly provided otherwise herein. ARTICLE 15 DISPUTES Any disputes arising out of the interpretation of this Contract shall be submitted to the respective Inter-Company Committees of the boards of directors of EMC Insurance Group Inc. and EMCC pursuant to the terms of the charters of the Inter-Company Committees then in effect for final and binding resolution. ARTICLE 16 JURISDICTION If EMCC, as the assuming reinsurer, fails to perform its obligations under the terms of the Contract, then EMCC, at the request of any of the Reinsureds, shall agree (a) to submit itself to the jurisdiction of any state court in the State of Iowa, as state courts in the State of Iowa shall have jurisdiction over any dispute between the parties related to this Contract, (b) to comply with all requirements necessary to give the court jurisdiction, and (c) to abide by the final decision of the court or any appellate court if there is an appeal. ARTICLE 17 CURRENCY Where the word “Dollars” and/or the sign “$” appear in this Contract, they shall mean United States Dollars, and all payments hereunder shall be in United States Dollars.

Effective: January 1, 2016 11 of 16 ARTICLE 18 INDEMNIFICATION AND ERRORS AND OMISSIONS A. The Reinsurer is reinsuring, subject to the terms and conditions of this Contract, the obligations assumed by the Reinsureds from EMCC through the terms of the pooling agreement. B. Any inadvertent error, omission or delay in complying with the terms and conditions of this Contract shall not be held to relieve either party hereto from any liability that would attach to it hereunder if such error, omission or delay had not been made, provided such error, omission or delay is rectified immediately upon discovery. ARTICLE 19 INSOLVENCY A. In the event of insolvency and the appointment of a conservator, liquidator or statutory successor of any Reinsured, the Reinsured’s pro rata portion of any risk or obligation assumed by the Reinsurer shall be payable to the conservator, liquidator or statutory successor on the basis of claims allowed against the insolvent Reinsured by any court of competent jurisdiction or by any conservator, liquidator or statutory successor of the Reinsured having authority to allow such claims, without diminution because of that insolvency, or because the conservator, liquidator or statutory successor has failed to pay all or a portion of any claims. B. Payments by the Reinsurer as above set forth shall be made directly to the Reinsured or to its conservator, liquidator or statutory successor, except as provided by applicable law and regulation in the event of the insolvency of any Reinsured. C. In the event of the insolvency of the Reinsurer, the liquidator, receiver, conservator or statutory successor of the Reinsurer shall notify the Reinsureds of the pendency of a claim against the insolvent Reinsurer on the Contract or contracts reinsured within a reasonable time after such claim is filed in the insolvency proceeding and, during the pendency of such claim, any of the Reinsureds may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated any defense or defenses which it may deem available to the Reinsurer or its liquidator, receiver, conservator or statutory successor. D. The original reinsured or policyholder shall not have any rights against the Reinsurer which are not specifically set forth in this Contract, or in a specific agreement between the Reinsurer and the original reinsured or policyholder.

Effective: January 1, 2016 12 of 16 ARTICLE 20 SAVINGS/SEVERABILITY If any provision of this Contract shall be rendered illegal or unenforceable by the laws, regulations or public policy of any state, such provision shall be considered void in such state, but this shall not affect the validity or enforceability of any other provision of this Contract, nor the enforceability of such provision in any other jurisdiction. In no event shall coverage be provided to the extent that such coverage is not permitted under Iowa law. However, no provisions under this Article shall render any provisions of paragraph B of the Exclusions Article inoperable. ARTICLE 21 OFFSET The Reinsurer and the Reinsureds shall have the right to offset any balance or amounts due from one party to the other under the terms of this Contract and the Pooling Agreement described in Article 9 Section G of this Contract. The party asserting the right of offset may exercise such right any time whether the balances due are on account of premiums or losses or otherwise. In the event of the insolvency of any party, offset shall be as permitted by applicable law. ARTICLE 22 GOVERNING LAW This Contract shall be governed as to performance, administration and interpretation by the laws of the State of Iowa, exclusive of conflict of law rules. However, with respect to credit for reinsurance, the rules of all applicable states shall apply. ARTICLE 23 ENTIRE AGREEMENT This Contract sets forth all of the duties and obligations between the Reinsureds and the Reinsurer and supersedes any and all prior or contemporaneous written agreements with respect to matters referred to in this Contract. This Contract may not be modified or changed except by an amendment to this Contract in writing signed by both parties, and any modification or amendment to this Contract must receive prior approval from the Iowa Insurance Division and the North Dakota Insurance Department to be effective. However, this Article shall not be construed as limiting the admissibility of evidence regarding the formation, interpretation, purpose or intent of this Contract. ARTICLE 24 NON-WAIVER The failure of a Reinsured or the Reinsurer to insist on compliance with this Contract or to exercise any right or remedy shall not constitute a waiver of any rights contained in this Contract nor prevent either party from thereafter demanding full and complete compliance, nor prevent either party from exercising such remedy in the future.

Effective: January 1, 2016 13 of 16 ARTICLE 25 JOINT AND SEVERAL LIABILITY Each Reinsured shall be jointly and severally liable for the obligations of the Reinsureds collectively. In the event that any Reinsured becomes insolvent or is dissolved, the remaining Reinsureds will participate in this Contract according to the ratio of their revised participation in the pooling agreement with EMCC to the aggregate participation of the remaining Reinsureds. ARTICLE 26 MODE OF EXECUTION A. This Contract may be executed by: 1. an original written ink signature of paper documents; 2. an exchange of facsimile copies showing the original written ink signature of paper documents; 3. electronic signature technology employing computer software and a digital signature or digitizer pen pad to capture a person’s handwritten signature in such a manner that the signature is unique to the person signing, is under the sole control of the person signing, is capable of verification to authenticate the signature and is linked to the document signed in such a manner that if the data is changed, such signature is invalidated. B. The use of any one or a combination of these methods of execution shall constitute a legally binding and valid signing of this Contract. This Contract may be executed in one or more counterparts, each of which, when duly executed, shall be deemed an original.

Effective: January 1, 2016 14 of 16 In WITNESS WHEREOF, the parties hereto, by their respective duly authorized officers, have executed this Semi-Annual Aggregate Catastrophe Excess of Loss Reinsurance Contract on the dates recorded below. Dakota Fire Insurance Company Employers Mutual Casualty Company By: /s/ Scott R. Jean By: /s/ Bruce G. Kelley Scott R. Jean Bruce G. Kelley Executive Vice President – Finance & Analytics President & CEO Date: February 17, 2016 Date: February 15, 2016 Illinois EMCASCO Insurance Company By: /s/ Scott R. Jean Scott R. Jean Executive Vice President – Finance & Analytics Date: February 17, 2016 EMCASCO Insurance Company By: /s/ Scott R. Jean Scott R. Jean Executive Vice President – Finance & Analytics Date: February 17, 2016

Effective: January 1, 2016 15 of 16 NUCLEAR INCIDENT EXCLUSION CLAUSE - PHYSICAL DAMAGE - REINSURANCE - U.S.A. 1. This Reinsurance does not cover any loss or liability accruing to the Reassureds, directly or indirectly, and whether as Insurer or Reinsurer, from any Pool of Insurers or Reinsurers formed for the purpose of covering Atomic or Nuclear Energy risks. 2. Without in any way restricting the operation of paragraph (1) of this clause, this Reinsurance does not cover any loss or liability accruing to the Reassureds, directly or indirectly and whether as Insurer or Reinsurer, from any insurance against Physical Damage (including business interruption or consequential loss arising out of such Physical Damage) to: I. Nuclear reactor power plants including all auxiliary property on the site, or II. Any other nuclear reactor installation, including laboratories handling radioactive materials in connection with reactor installations, and “critical facilities” as such, or III. Installations for fabricating complete fuel elements or for processing substantial quantities of “special nuclear material”, and for reprocessing, salvaging, chemically separating, storing or disposing of “spent” nuclear fuel or waste materials, or IV. Installations other than those listed in paragraph (2) III above using substantial quantities of radioactive isotopes or other products of nuclear fission. 3. Without in any way restricting the operations of paragraphs (1) and (2) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassureds, directly or indirectly, and whether as Insurer or Reinsurer, from any insurance on property which is on the same site as a nuclear reactor power plant or other nuclear installation and which normally would be insured therewith except that this paragraph (3) shall not operate: (a) where Reassureds do not have knowledge of such nuclear reactor power plant or nuclear installation, or (b) where said insurance contains a provision excluding coverage for damage to property caused by or resulting from radioactive contamination, however caused. However on and after 1st January 1960 this sub-paragraph (b) shall only apply provided the said radioactive contamination exclusion provision has been approved by the Governmental Authority having jurisdiction thereof. 4. Without in any way restricting the operations of paragraphs (1), (2) and (3) hereof, this Reinsurance does not cover any loss or liability by radioactive contamination accruing to the Reassureds, directly or indirectly, and whether as Insurer or Reinsurer, when such radioactive contamination is a named hazard specifically insured against. 5. It is understood and agreed that this clause shall not extend to risks using radioactive isotopes in any form where the nuclear exposure is not considered by the Reassured to be the primary hazard. 6. The term “special nuclear material” shall have the meaning given it in the Atomic Energy Act of 1954 or by any law amendatory thereof. 7. Reassureds to be sole judge of what constitutes:

Effective: January 1, 2016 16 of 16 (a) substantial quantities, and (b) the extent of installation, plant or site. Note: Without in any way restricting the operation of paragraph (1) hereof, it is understood and agreed that (a) all policies issued by the Reassureds on or before 31st December 1957 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply. (b) with respect to any risk located in Canada policies issued by the Reassureds on or before 31st December 1958 shall be free from the application of the other provisions of this Clause until expiry date or 31st December 1960 whichever first occurs whereupon all the provisions of this Clause shall apply. 12/12/57 NMA 1119 NOTES: Wherever used herein the terms: “Reassureds” shall be understood to mean “Companies”, “Reinsureds”, “Reassureds” or whatever other term is used in the attached reinsurance document to designate the reinsured companies. “Agreement” shall be understood to mean “Agreement”, Contract, “Policy” or whatever other term is used to designate the attached reinsurance document. “Reinsurer” shall be understood to mean “Reinsurer”, “Underwriter” or whatever other term is used in the attached reinsurance document to designate the reinsurer.